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                                                                       EXHIBIT 5

                           [FAEGRE & BENSON LLP LOGO]

                      UNITED STATES ENGLAND GERMANY CHINA

                                  June 22, 2005

Board of Directors
Smithway Motor Xpress Corp.
2031 Quail Avenue
Fort Dodge, Iowa 50501

Ladies and Gentlemen:

      In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the registration of (a) the Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan (the "Plan"), authorizing the issuance of up to 500,000 shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), and (b) 12,000 Shares to be issued by the Company pursuant to the terms of the non-employee director option agreements, dated July 27, 2000, between the Company and each of Terry G. Christenberry, Herbert D. Ihle and Robert E. Rich (collectively, the "Option Agreements"), we have examined such corporate records and other documents, including the Registration Statement, the Plan and the Option Agreements, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares pursuant to the Plan and the Option Agreements, and that, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Nevada.

      We are admitted to practice in the State of Minnesota; however, we are not admitted to practice in the State of Nevada. For the limited purposes of our opinion set forth above, we are generally familiar with the law of Business Associations, Securities and Commodities of Nevada, contained in Title 7 of the Nevada Revised Statutes ("NRS Title 7") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. Subject to the foregoing, this opinion letter is limited to the laws of NRS Title 7 and federal law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

      We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                         FAEGRE & BENSON LLP

                                                         By: /s/ W. Morgan Burns
                                                            --------------------
                                                             W. Morgan Burns